UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

DUO WORLD, INC.

(Exact name of registrant as specified in its charter)

Nevada	35-2517572
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

170 S. Green Valley Parkway

Suite 300

Henderson, Nevada 89012

Telephone (870) 505-6540

(Address of principal executive offices, including Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box.     [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange act and is effective pursuant to General Instruction A. (d), check the following box.     [X]

Securities Act of registration statement file number to which this form relates: File no. 333-211460

Securities to be registered pursuant to Section 12(g) of the Act:	Common Stock, $.001 par value per share
(Title of Class)

Item 1 Description of Registrant’s Securities to be Registered.

The Registrant incorporates herein by reference thereto the description of its shares of common stock, $.001 par value per share (“Common Stock”), set forth under the heading “Description of Securities - Common Stock” contained in the prospectus included in the Registrant’s Registration Statement on Form S-1, originally filed with Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), on May 19, 2016, (File No. 333-211460) (the “Registration Statement”), and in the prospectus included in the Registration Statement subsequently filed with the SEC pursuant to Rule 424(b) under the Securities Act, which prospectus shall be deemed incorporated by reference into this registration statement.

Item 2 Exhibits.

The following Exhibits are incorporated herein from the Registrant’s Registration Statement pursuant to Rule 12b-32 under the Securities Exchange Act of 1934, as amended:

Incorporated by Reference From
Exhibit No.	Exhibit Description	Form	Exhibit No.	Filing Date

3(i).1	Articles of Incorporation, filed with the Secretary of State of State of Nevada on September 19, 2014.	S-1	3(i).1	5/19/2016

3(i).2	Certificate of Amendment to the Articles of Incorporation of Duo World, Inc. approved by the Secretary of State of Nevada.	S-1	3(i).2	5/19/2016

3(ii)	By-Laws of Duo World, Inc.	S-1	3(ii)	5/19/2016

4.1	Duo World, Inc. Certificate of Common Stock	S-1/A-1	4.1	6/28/2016

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Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 27th day of September, 2016.

DUO WORLD, INC.

By:	/s/ Muhunthan Canagasooryam
Muhunthan Canagasooryam
President
(Principal Executive Officer)

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